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                                                                     EXHIBIT 5.1



                                February 3, 1999


Ladies and Gentlemen:


    We have acted as counsel to STAR Telecommunications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1993 Act"), of the issuance of up to 1,077,562 shares of the common stock, $0.001 par value per share (the "Common Stock") of the Company (the "Shares"), in accordance with the terms of the Agreement and Plan of Merger, dated as of November 19, 1997, as amended on January 30, 1998, April 8, 1998 and October 13, 1998, by and among the Company, IIWII Corp., a Delaware corporation and wholly owned subsidiary of the Company and United Digital Network, Inc., a Delaware corporation. This opinion is delivered to you in connection with the Registration Statement on Form S-4, Registration No. 333-53335, as amended to date (the "Registration Statement"), for the aforementioned sale, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.


    In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

    Based upon the foregoing and such other examinations of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that, subject to the issuance of an appropriate order by the Commission declaring the Registration Statement effective, and the compliance with applicable state securities and "blue sky" laws, the Shares have been duly authorized and will be upon delivery thereof validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Riordan & McKinzie